Exhibit 21.1

LIST OF SUBSIDIARIES OF EQUITY ONE, INC.

Below is a list of the direct and indirect subsidiaries of Equity One, Inc., a Maryland corporation, and the corresponding states of organization:

Name of Entity	State of Organization

Boca Village Square, Inc.	Florida
Boca Village Square, Ltd.	Florida
Boynton Plaza Shopping Center, Inc.	Florida
Cashmere Developments, Inc. *	Florida
Centrefund Realty (U.S.) Corporation *	Delaware
Dolphin Village Partners, LLC	Florida
Equity (Park Promenade) Inc.	Texas
Equity One (Alafaya Village) Inc.	Florida
Equity One (Andros) Inc.	Florida
Equity One (Belfair) Inc.	South Carolina
Equity One (Bridgemill) Inc.	Georgia
Equity One (Buckhead Manager) Inc.	Georgia
Equity One (Buckhead Station) LLC	Georgia
Equity One (Commonwealth) Inc. *	Florida
Equity One (Delta) Inc. *	Florida
Equity One (Florida Portfolio) Inc. *	Florida
Equity One (Forest Village) Inc.	Florida
Equity One (Lake Mary) Inc.	Florida
Equity One (Louisiana Portfolio) LLC *	Florida
Equity One (Midpoint) Inc.	Florida
Equity One (North Port) Inc. *	Florida
Equity One (Northeast Portfolio) Inc. *	Massachusetts
Equity One (Point Royale) Inc. *	Florida
Equity One (Sheridan Plaza) LLC	Florida
Equity One (Sky Lake) Inc. *	Florida
Equity One (Southeast Portfolio) Inc. *	Georgia
Equity One (Southpoint) Inc.	Florida
Equity One (Summerlin) Inc. *	Florida
Equity One (Sunlake) Inc. *	Florida
Equity One (Walden Woods) Inc. *	Florida
Equity One (Webster) Inc.	Massachusetts
Equity One (Westbury) LLC	Delaware
Equity One (Westport) Inc.	Florida
Equity One Acquisition Corp. *	Florida
Equity One Realty & Management FL, Inc. *	Florida
Equity One Realty & Management NE, Inc. *	Massachusetts
Equity One Realty & Management SE, Inc. *	Georgia
EQY Capital Partner (GRI) Inc.	Florida
EQY Portfolio Investor (GRI) Inc.	Florida
EQY Realty & Management (GRI) Inc.	Florida
EQY Realty & Management Texas GP LLC	Florida
EQY Portfolio Investor (DRA) Inc.	Florida
Gazit (Meridian) Inc. *	Florida
G&I VI South Florida Portfolio LLC	Delaware
G&I VI South Florida Portfolio SPE LLC	Delaware
GRI-EQY (Airpark Plaza) LLC	Delaware
GRI-EQY (Concord) LLC	Delaware

GRI-EQY (Ibis) LLC
GRI-EQY (Presidential Markets) LLC	Delaware
GRI-EQY (Quail Roost) LLC	Delaware
GRI-EQY (Sparkleberry Square) LLC	Delaware
GRI-EQY (Sparkleberry Kohl’s) LLC	Delaware
GRI-EQY (Sparkleberry Kroger) LLC	Delaware
GRI-EQY (Sunset 97) LLC	Delaware
GRI-EQY (Sunset 100) LLC	Delaware
GRI-EQY I, LLC	Delaware
IRT Alabama, Inc. *	Alabama
IRT Capital Corporation II *	Georgia
IRT Coral Springs, LLC	Delaware
IRT MacLand Pointe, LLC	Delaware
IRT Management Company *	Georgia
IRT Parkwest Crossing, LLC	North Carolina
IRT Partners L.P. *	Georgia
Louisiana Holding Corp. *	Florida
Marco Town Center, Inc.	Florida
Prosperity Shopping Center Corp. *	Florida
Sawgrass Promenade, Inc.	Florida
Shoppes at Jonathan’s Landing, Inc. *	Florida
Southeast U.S. Holdings B.V.	The Netherlands
Southeast U.S. Holdings Inc. *	Florida
Sunlake – Equity One LLC (2)	Delaware
The Bluffs Shopping Center Corporation	Florida
The Meadows Shopping Center, LLC *	Florida
The Shoppes of Eastwood, LLC *	Florida
The Shoppes of North Port, Ltd.	Florida
Turkey Lake Shopping Center, Inc.	Florida
UIRT - Lake St. Charles, L.L.C.	Florida
Walden Woods Village, Ltd.	Florida
West Hills Shopping Center, Inc.	Florida

(1)	CDG Park Place LLC is 100% owned by Centrefund Development Group LLC which is 50% indirectly owned by Equity One, Inc.
(2)	Equity One, Inc. owns a 60% membership interest in Sunlake – Equity One LLC

*Guarantors